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                                                                       EXHIBIT 5



                    [Letterhead of Bell, Boyd & Lloyd]




                              June 9, 1997


Einstein/Noah Bagel Corp.
14123 Denver West Parkway
Golden, Colorado 80401

                    Registration Statement on Form S-1

Ladies and Gentlemen:

     We have represented Einstein/Noah Bagel Corp., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement"), filed under the Securities Act of
1933, as amended (the "Act"), for the purpose of registering under the Act $125,000,000 aggregate principal amount of the Company's 7 1/4% Debentures due 2004 (the "Debentures") and an aggregate of 5,882,353 shares of common stock, $.01 par value (the "Shares"), of the Company issuable upon conversion of the Debentures. In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers, including the Registration Statement and pertinent resolutions of the board of directors of the Company, as we deemed it necessary to examine for the purpose of this opinion.

     Based upon such examination, it is our opinion that:

     1. The Debentures are valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and by general equitable principles, and entitled to the benefits of the Indenture related to the Debentures.

     2. The Shares, initially issuable upon conversion of the Debentures has been duly authorized and when such Common Stock is issued upon conversion of the Debentures, it will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.


                                           Very truly yours,


                                           /s/ Bell, Boyd & Lloyd